As filed with the Securities and Exchange Commission on March 24, 2010

Registration No. 333-156450

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)
———————

Delaware	7363	98-0434371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
———————
1600 Manor Drive, Suite 110
Chalfont, Pennsylvania  18914
(215) 997-7710
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
———————
Michael D. Traina
Chief Executive Officer
ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, Pennsylvania  18914
(215) 997-7710
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Alan L. Zeiger, Esquire
Alan H. Lieblich, Esquire
Yelena M. Barychev, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania  19103-6998
Telephone:  (215) 569-5500
Facsimile:  (215) 569-5555
———————
Approximate date of commencement of proposed sale to the public:  not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement No. 333-156450 on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on December 24, 2008 and declared effective by the SEC on December 31, 2008, as amended by the Post-Effective Amendment No. 1 filed with the SEC on September 24, 2009 and declared effective by the SEC on October 1, 2009, and supplemented from time to time (the “Registration Statement”), is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 3,710,825 shares of common stock of ClearPoint Business Resources, Inc. (the “Company”) that remain unsold under the Registration Statement.  In connection with certain financing transactions, the Company issued warrants (the “Warrants”) to purchase, in the aggregate, 3,710,825 shares of the Company’s common stock.  The Registration Statement registered up to 3,710,825 shares of common stock issuable upon the exercise of the Warrants for resale by the holders of the Warrants.

The Company intends to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act through the filing of a Form 15 with the SEC.  In connection with such actions, the Company terminates the offering contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made in the Registration Statement, the Company files this Post-Effective Amendment No. 2 to the Registration Statement to deregister 3,710,825 shares of common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chalfont, Commonwealth of Pennsylvania, on March 24, 2010.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael D. Traina
Name: Michael D. Traina
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date
/s/ Michael D. Traina Michael D. Traina	Chairman and Chief Executive Officer (principal executive officer)	March 24, 2010
/s/ John G. Phillips John G. Phillips	Chief Financial Officer (principal financial officer and principal accounting officer)	March 24, 2010
/s/ Gary E. Jaggard Gary E. Jaggard	Director	March 24, 2010